Exhibit 10.25

Amended and Restated Technical Consulting and Services Agreement

This Amended and Restated Technical Consulting and Services Agreement (the “Agreement”) is entered into the date of July 20, 2004 in Beijing between the following two parties:

eLongNet Information Technologies (Beijing) Co., Ltd. (hereinafter “Party A”)
Legal Address:	10 Jiuxianqiao Road, Chao Yang District Beijing
Legal Representative	Tang Yue

Beijing eLong Airline Services Co., Ltd (hereinafter “Party B”)
Legal Address:	202, B Xingke Mansion, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Legal Representative	Tang Yue

WHEREAS,

1.    Party A is a wholly foreign-owned enterprise registered in People’s Republic of PRC (hereinafter “PRC”) under the laws of PRC;

2.    Party B is a limited company registered in PRC under the laws of PRC;

3.    Party A and Party B signed a Technical Services Agreement on August 22, 2003, and amended the aforesaid agreement on August 5, 2004. Both parties now decide to conduct further amendment and restatement in accordance with the relevant declaration of the agreement.

4.    Party A agrees to provide the Internet technical consulting and the relevant services to Party B in accordance with the articles and terms of the agreement, Party B agrees to accept the Internet technical consulting and the relevant services provided by Party A in accordance with the articles and terms of the agreement.

NOW THEREFORE, the parties through mutual negotiation agree as follows:

Article One    Technical Consulting and Services

1.    Party A agrees to, as the exclusive Internet technical consulting and services provider of Party B according to the Agreement, provide the exclusive technical consulting and services concerning all businesses of reservation made by Party B at www.elong.com (hereinafter “elong.com”) to Party B;

2.    Party B agrees that, during the term of this Agreement, it shall not utilize any third party to provide such technical consulting and services for such above-mentioned business without the prior written consent of Party A;

3.    Party B promises that the content Party B demands Party A to provide technical consulting and services will not violate any rules of laws and regulations adaptable.

Article Two    Price of Technical Services and Software Licenses, Way of Payment

1.    The fee for technical services and software provided by Party A according to the agreement will be determined in accordance with the particular service items and software provided by Party A upon the market price of the aforesaid services and licenses by both parties through negotiations.

2.    As for every item of business at www.elong.com, Party B shall pay the fee for technical consulting and services and software licenses determined by both parties to Party A according to the time and method both parties agreed after Party B starts to operate the business.

3.    Whereas Party A has provided Party B with the internet technical consulting and services and software licenses for a long time, the shareholders of Party B agree to pledge their equity interest of Party B to Party A (See the attached “Equity Interests Pledge Agreement”), as a security for collecting the consulting and service fees and software licenses fees mentioned above in Section 2.

Article Three    Intellectual Property

1.    Any invention, modification, creation and designation accomplished by Party A during the performance of the obligations under this Agreement, and the copyright, trademark, sign (whether all these mentioned is or can be registered) of the works Party A produces, shall be Party A’s absolute belongings, and Party A owns exclusive and monopoly rights and interests to them.

2.    All the intellectual property rights transferred, created, developed or created for entrust by Party B, related with the business of Party B, not including any loan or expense of the third party, or liabilities of the third party. Party B shall sign the further documents and adopt the further actions in accordance with the reasonable requirements advanced by Party B from time to time, and guarantee the rights transferred in accordance with Article 1 Item 2 in further.

3.    Party A authorizes Party B to use the application program of elongNet’ website and the registered application programs or unregistered application programs in possession of Party B. the aforesaid license should be non-exclusive and not be transferred.

Article Four    Representations and Warranties

1.    Party A represents and warrants to Party B as follows, within any time of the signing day and the period of this Agreement:

(1)    Party A is a wholly foreign-owned enterprise duly registered under the laws of the PRC, validly existing and with good operation record. Party A has wholly lawful rights and necessary power and authorization to sign and deliver this Agreement, and to wholly perform the obligations under this Agreement and to accomplish the transaction stipulated in this Agreement.

(2)    Party A has finished all necessary company conducts and acquired all proper and valid authorization to sign and perform this Agreement. This Agreement shall constitute Party A’s lawful, valid and binding obligations after the signature, and it can be enforced to Party A according to its clauses.

(3)    To sign and deliver this Agreement, to perform the obligations under this Agreement, and to accomplish the transaction stipulated in this Agreement, Party A does not need to apply to any government department or acquire any approval.

(4)    Party A’s signature and delivery of this Agreement, performance of the obligations under this Agreement and accomplishment of the transaction stipulated in this Agreement, will not: (1) cause the violation of Party A’s articles of association or other organization papers; (2) cause the violation of any agreement, contract or charter Party A enters into or is restricted by; (3) cause the violation of any judgment, verdict or order made by court or government Party A is one party or is restricted by; or (4) need any permission of other persons.

(5)    As for Party A, there does not exist any agreement, contract or arrangement that will interfere the signature and performance of this Agreement adversely, or any debt or potential debt Party A does not disclose to Party B and that will interfere the signature and performance of this Agreement adversely.

2.    Party B represents and warrants to Party A as follows, within any time of the signing day and the period of this Agreement:

(1)    Party B is a limited company duly registered under the company laws of the PRC, validly existing and with good operation record. Party B has wholly lawful rights and necessary power and authorization to sign and deliver this Agreement, and to wholly perform the obligations under this Agreement and to accomplish the transaction stipulated in this Agreement.

(2)    Party B has finished all necessary company conducts and acquired all proper and valid authorization to sign and perform this Agreement. This Agreement shall constitute Party B’s lawful, valid and binding obligations after the signature, and it can be enforced to Party A according to its clauses.

(3)    To sign and deliver this Agreement, to perform the obligations under this Agreement, and to accomplish the transaction stipulated in this Agreement, Party B does not need to apply to any government department or acquire any approval.

(4)    Party B’s signature and delivery of this Agreement, performance of the obligations under this Agreement and accomplishment of the transaction stipulated in this Agreement, will not: (1) cause the violation of Party B’s articles of association or other organization papers; (2) cause the violation of any agreement, contract or charter Party B enters into or is restricted by; (3) cause the violation of any judgment, verdict or order made by court or government Party B is one party or is restricted by; or (4) need any permission of other persons. (5) As for Party B, there does not exist any agreement, contract or arrangement that will interfere the signature and performance of this Agreement adversely, or any debt or potential debt Party B does not disclose to Party A and that will interfere the signature and performance of this Agreement adversely.

Article Five    Confidentiality

1.    Any party of this Agreement shall protect and maintain the confidentiality of any confidential data and information (“Confidential Information”) acquired from the other party through signing and performing this Agreement. Unless with the written consent of the other party in advance, any party should not disclose any Confidential Information to any third party, unless the disclosure is required by law, or by enforceable orders of court and related government department. In the situation, the party required to disclose the Confidential Information shall notify the other party immediately, and take all possible measures to keep the disclosure in the scope as small as possible, and proclaim the disclosed persons the obligation of confidentiality.

2.    Upon the termination of this Agreement, any party shall, at the other party’s option, return any document, material, database, equipment or software containing the Confidential Information to the other party; if the return becomes impossible for any reason, the party shall destroy all the Confidential Information or delete the Confidential Information from any memory devices. No party can keep using any Confidential Information in any way after the termination of this Agreement.

3.    There is no time limit to the Confidentiality stipulated in Article Five, and it will survive after the termination of this Agreement, unless the Confidential Information is open to the public, and the open of the Confidential Information is not due to the breach of contract by any party.

Article Six    Effectiveness and Term

1.    This Agreement is entered into with the “Transfer Agreement”, and takes effect as of the date of signature.

2.    This Agreement shall keep effective during the exist period (and any extended period of validity), except that the agreement is terminated in advance according to Article 6 Item 3.

3.    Party A shall terminate this Agreement at any time by delivering written notice to Party A. except the conditions regulated by the applicable law, Party B has no right to terminate this Agreement in any other event.

Article Seven    Settlement of Disputes

1    Any dispute, tangle or claim arising from this Agreement or relating to this Agreement (including any issue relating to the existence, validity or termination of this Agreement) should be submitted to PRC International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

2    Arbitration place shall be in Beijing, PRC.

3    Arbitration language shall be English.

4    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

5    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC Law (including but not being limited to Law of Contract of the People’s Republic of PRC). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

6    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

Article Eight    Other Clauses

1.    All notices and other communications under this Agreement should be made in written form (including fax) and be sent by courier or fax to the following address, or any other address one party designated to the other party in written form. If the notices and communications mentioned above are sent by courier, they take effect 72 hours after the mail is delivered to the courier company; if they are sent through fax, they take effect 24 hours after being sent.

Party A:	eLongNet Information Technologies (Beijing) Co., Ltd
Recipients:	Tang Yue
Address:	R10 Jiuxianqiao Road, Chaoyang District, Beijing
Telephone:	8610 5860 2288
Fax:	8610 6431 5872

Party B:	Beijing Asia Media Interactive Advertising Co., Ltd.
Recipients:	Tang Yue
Address:	202, B Xingke Mansion, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Telephone:	8610 58602288
Fax:	8610 64315872

2.    This Agreement is binding on both parties and their successors and approved assignees respectively, and is entered into only for the benefit of the persons mentioned above. Without the prior written consent of the other party, any party should not transfer, pledge or transfer in other ways the rights, benefits or obligations under this Agreement.

3.    Unless with both parties’ written consent, this Agreement should not be amended or modified; for those not included, both parties shall make a supplement to this Agreement through signing written agreements. Any amendment, modification, supplement and appendix to this Agreement shall be part of this Agreement, and shall have the same legal effect as this Agreement.

4.    This Agreement is separable, the invalidity or unenforceability of any clause in this Agreement will not interfere the effect and enforceability of other clauses.

5.    When one party does not exercise or delays exercising any right or remedy for breach of contract under this Agreement, it does not mean to waive such right or remedy; when one party exercises once or exercises part of any right or remedy for breach of contract under this Agreement, it does not mean to prevent the party to exercise again or exercise further such right or remedy. One party’s waiver of right according to this Agreement may add any term it thinks appropriate. Any waiver is effective only once and for the special item.

6.    All topics in this Agreement are set only for convenience, and they should not be deemed part of this Agreement.

7.    This Agreement is executed duplicates, each party holds one, and each copy has the same legal effect.

IN WITNESS THEREOF the parties hereto have caused this Agreement to be signed by a duly authorized representative as of the date first set forth above.

eLongNet Information Technologies (Beijing) Co., Ltd(Seal)

Signature of Authorized Representative:    /s/

Official Seal:    /s/

Beijing eLong Airline Services Co., Ltd

Signature of Authorized Representative:    /s/

Official Seal:    /s/